EXHIBIT 10.25

FIRST AMENDMENT TO
THE SAVINGS AND INVESTMENT PLAN
FOR EMPLOYEES OF WEINGARTEN REALTY INVESTORS

A.     WHEREAS, Weingarten Realty Investors (the “Employer”) has previously established The Savings and Investment Plan for Employees of Weingarten Realty Investors (the “Plan”) for the benefit of those employees who qualify thereunder and for their beneficiaries; and

B.     WHEREAS, the Employer desires to amend Plan provisions regarding the eligibility of certain employees to participate in the Plan;

NOW, THEREFORE, pursuant to Section 8.1 of the Plan, the following amendment is hereby made and shall be effective January 1, 2005:

1.    Section 1.16 of the Plan is amended in its entirety to be and read as follows:

1.16	"Eligible Employee" means any Employee. 1.16 p.Notwithstanding the foregoing, the following Employees shall not be considered Eligible Employees:

1.	Employees who are Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2).

2.
Employees whose employment is governed by the terms of a collective bargaining agreement between Employee representatives (within the meaning of Code Section 7701(a)(46)) and the Employer under which retirement benefits were the subject of good faith bargaining between the parties, unless such agreement expressly provides for coverage in this Plan.

3.
Employees who are nonresident aliens (within the meaning of Code Section 7701(b)(1)(B)) and who receive no earned income (within the meaning of Code Section 911(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)).

4.	Employees of Affiliated Employers, unless such Affiliated Employers have specifically adopted this Plan in writing.

5.	Individuals classified by the Employer as independent contractors, regardless of whether such an individual is subsequently determined by the Internal Revenue Service to be an Employee.

2.    Section 1.64 of the Plan is amended to be and read in its entirety as follows:

1.64	“Year of Service” means a computation period of twelve (12) consecutive months, herein set forth, during which an Employee accrues at least 1,000 Hours of Service.

For purposes of determining the eligibility of Project Employees, the initial computation period shall be the twelve (12) consecutive month period commencing with such Employee’s employment commencement date. The eligibility computation period for each such Employee shall shift to the Plan Year which includes the anniversary date of the Employee’s employment commencement date without regard to whether the Employee is entitled to be credited with one thousand (1,000) Hours of Service during the period, provided that an Employee who is credited with one thousand (1,000) Hours of Service in both the initial eligibility computation period and the Plan Year which includes the first anniversary of the Employee’s employment commencement date shall be credited with two (2) years of eligibility service.

For vesting purposes, the computation period shall be the Plan Year, including periods prior to the Effective Date of the Plan.

Notwithstanding the foregoing, for any short Plan Year, the determination of whether an Employee has completed a Year of Service shall be made in accordance with Department of Labor regulation 2530.203-2(c). However, in determining whether an Employee has completed a Year of Service for benefit accrual purposes in the short Plan Year, the number of the Hours of Service required shall be proportionately reduced based on the number of full months in the short Plan Year.

3.    A new section 1.65 is hereby added to Article I of the Plan to be and read as follows:

1.65	“Project Employee” means an Employee employed for short-term assignments, generally of six months’ duration or less.

4.    Section 3.1 of the Plan is hereby amended to be and read as follows:

3.1   CONDITIONS OF ELIGIBILITY

 In General. Any Eligible Employee other than a Project Employee shall be eligible to participate hereunder on the date of such Employee’s employment with the Employer.

 Project Employees. Any Project Employee who is credited with at least 1,000 Hours of Service in his initial eligibility computation period (or in any subsequent eligibility computation period as set forth in Section 1.64 of the Plan) shall become a Participant on the first day of the month occurring on or following the completion of such requirement in such computation period.

IN WITNESS WHEREOF, the Employer has caused the Plan to be amended by this First Amendment this 1st day of August, 2005, to be effective January 1, 2005.

                                   WEINGARTEN REALTY INVESTORS

By:	/s/ Michael Townsell
Name:	Michael Townsell
Title	VP Human Resources

ATTEST

By:	/s/ Dena Moon
Name:	Dena Moon
Title	HR Administrator